                                                                     Exhibit 12



              PPG INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
               Computation of Ratio Of Earnings to Fixed Charges
                             (Dollars in Millions)


                                                                                         Year Ended December 31
                                                                        --------------------------------------------------------
                                                                        1994         1995        1996        1997         1998

Earnings:
      Earnings before income taxes                                      $ 840      $ 1,247     $ 1,215     $ 1,149      $ 1,267
      Plus:
         Fixed charges exclusive of capitalized interest                  108          113         124         136          139
         Amortization of capitalized interest                              11           12          13          13           12
         Adjustments for equity affiliates and minority interest           (2)          (4)         (3)          0           (2)
                                                                        -----------------------------------------------------------
                      Total                                             $ 957      $ 1,368     $ 1,349     $ 1,298      $ 1,416
                                                                        ===========================================================

Fixed Charges:
      Interest expense including amortization of debt
        discount/premium and debt expense                                $ 88         $ 91       $ 102       $ 113        $ 114
      Rentals - portion representative of interest                         20           22          22          23           25
                                                                        -----------------------------------------------------------
      Fixed charges exclusive of capitalized interest                     108          113         124         136          139
      Capitalized interest                                                  5            9          12          10            9
                                                                        -----------------------------------------------------------
                      Total                                             $ 113        $ 122       $ 136       $ 146        $ 148
                                                                        ===========================================================

Ratio of earnings to fixed charges                                        8.4         11.3         9.9         8.9          9.6
                                                                        ===========================================================

                                                                             Six Months
                                                                              Ended
                                                                            June 30, 1999
                                                                          ---------------
Earnings:
      Earnings before income taxes                                              $ 502
      Plus:
         Fixed charges exclusive of capitalized interest                           70
         Amortization of capitalized interest                                       5
         Adjustments for equity affiliates and minority interest                   (1)
                                                                           ---------------
                      Total                                                     $ 576
                                                                           ===============

Fixed Charges:
      Interest expense including amortization of debt
        discount/premium and debt expense                                        $ 57
      Rentals - portion representative of interest                                 13
                                                                           ---------------
      Fixed charges exclusive of capitalized interest                              70
      Capitalized interest                                                          5
                                                                           ---------------
                      Total                                                      $ 75
                                                                           ===============

Ratio of earnings to fixed charges                                                  7.7
                                                                           ===============

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